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                                                                   EXHIBIT 99.B1


                           FOURTH AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

                            TNE CASH MANAGEMENT TRUST

         WHEREAS, Section 8 of Article VIII of the Third Amended and Restated Agreement and Declaration of Trust, as amended by Amendments Nos. 1 and 2 thereto (the "Extant Declaration of Trust"), of TNE Cash Management Trust (the "Trust"), provides that the Extant Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees when authorized so to do by a majority of the Shares entitled to vote;

         WHEREAS, Section 6(d) of Article III of the Extant Declaration of Trust provides that the Shareholders of any particular Series shall not be entitled to vote on any matters as to which such Series is not affected;

         WHEREAS, a majority of the Shares of the Money Market Series have authorized the Trustees to amend the Extant Declaration of Trust to permit each such Series to issue one or more classes of shares of such Series having such preferences or special or relative rights and privileges as the Trustees may determine; and

         WHEREAS, the Trustees of the Trust have determined that such amendments shall take the form of a complete restatement of the Trust's Agreement and Declaration of Trust.

         NOW, THEREFORE, the undersigned, constituting a majority of the Trustees of the Trust, direct that this Fourth Amended and Restated Agreement and Declaration of Trust be filed with the Secretary of The Commonwealth of Massachusetts and that the Trust's Declaration of Trust made as of June 5, 1980, as amended and restated by the First Amended and Restated Agreement and Declaration of Trust dated July 17, 1980, by the Second Amended and Restated Agreement and Declaration of Trust dated March 19, 1982, by the Third Amended and Restated Agreement and Declaration of Trust dated June 18, 1985 and by Amendments Nos. 1 and 2 thereto, be further amended to read in its entirety as follows, such amendment to be effective at the time of the filing referred to above:

         THIS FOURTH AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of the 13th day of September 1993 by the Trustees hereunder and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided:

         WITNESSETH that

         WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.


                                    ARTICLE I

                              Name and Definitions

          Section 1. This Trust shall be known as TNE Cash Management Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided

         (a) The "Trust" refers to the Massachusetts business trust established by this Declaration of Trust, as amended from time to time;

         (b) "Trustees" refers to the Trustees of the Trust elected in accordance with Article IV hereof;

         (c) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust or in any class of Shares of the Trust (as the context may require) shall be divided from time to time;

         (d) "Shareholder" means a record owner of Shares;

         (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

         (f) The terms "Commission" and "principal underwriter" shall have the meanings given them in the 1940 Act;

         (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

         (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

         (i) "Reserve Requirements" refers to Title 12, Part 229, Section 229.12 through and including Section 229.15 of the Code of Federal Regulations as in effect on July 17, 1980 or as thereafter amended or re-enacted or any related or successor rules, regulations, orders, rulings or interpretations of the Federal Reserve Board of Governors or any other governmental agency or any statutory provision or executive order to substantially the same effect as any such rules, regulations, rulings, orders or interpretations;

         (j) "Series Company" refers to the form of registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision;

         (k) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article III;

         (l) "Multi-Class Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article III, Section 6; and

         (m) The terms "class" and "class of Shares" refer to the division of Shares representing any Multi-Class Series into two or more classes in accordance with the provisions of Article III.

                                   ARTICLE II

                                Purpose of Trust

         The purpose of the Trust is to provide investors a managed investment primarily in securities and debt instruments.

                                   ARTICLE III

                                     Shares

         Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, without par value. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. Except as otherwise provided in Section 6 of this Article III with respect to Shares of Multi-Class Series, no Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to
Article VIII, Section 4 hereof. Except as otherwise provided in Section 6 of this Article III with respect to Shares of Multi-Class Series, all dividends and distributions shall be made ratably among all Shareholders of a particular Series or from the assets belonging to such Series according to the number of Shares of such Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees may from time to time divide or combine the Shares of any particular Series or class into a greater or lesser number of Shares of that Series or class without thereby changing the proportionate beneficial interest of the Shares of that Series or class in the assets belonging to that Series or attributable to that class or in any way affecting the rights of Shares of any other Series or class.

         Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class and as to the number of Shares of each Series and class held from time to time by each.

         Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

         Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

         Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) allocating dividends of the Trust among the Shareholders in a manner which is consistent with or responsive to any Reserve Requirements, (ii) responding to or complying with any other regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or
(iii) designating and establishing Series or classes in addition to those established under or in accordance with the provisions of Section 6 of this
Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any series of Shares in addition to those Series established and designated in Section 6 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. The establishment and designation of any class of Shares shall be effective upon either the execution by a majority of the then Trustees of an amendment to this Declaration of Trust or the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such class and such eligibility requirements for investment therein as the Trustees may determine, or as otherwise provided in such amendment or resolution.

         Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

         (a) create one or more Series or classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series or classes in accordance with such eligibility requirements;

         (b) amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article III;

         (c) combine one or more Series or classes of Shares into a single Series or class on such terms and conditions as the Trustees shall determine;

         (d) change or eliminate any eligibility requirements for investment in Shares of any Series or class, including without limitation the power to provide for the issue of Shares of any Series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

         (e) change the designation of any Series or class of Shares;

         (f) change the method of allocating dividends among the various Series and classes of Shares;

         (g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or classes of Shares;

         (h) comply with Rule 6c-4(T) under the 1940 Act as now enacted or hereafter amended or re-enacted or any successor rules, regulations, orders, rulings or interpretations of the Commission or any statutory provisions to substantially the same effect as any such rules, regulations, orders, rulings or interpretations; and

         (i) specifically allocate assets to any or all Series or classes of Shares or create one or more additional Series or classes of Shares which are preferred over all other Series or classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or classes.

         Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby established and designated: the "Money Market Series" and the "U.S. Government Series"; and the Money Market Series is hereby designated a Multi-Class Series.

         Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in this resolution of the Trustees establishing and designating such class of Shares:

         (a) Assets Belonging to Series. Subject to the provisions of paragraph
(c) of this Section 6:

         All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.


         (b) Liabilities Belonging to Series. Subject to the provisions of paragraph (c) of this Section 6:

         The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect to that Series and all expenses, costs, charges and reserves (including Reserve Requirements, if any) attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves (including Reserve Requirements, if any) so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves (including Reserve Requirements, if any) by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

         (c) Apportionment of Assets etc. in Case of Multi-Class Series. In the case of any Multi-Class Series, to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of such Series, (i) any assets, income, earnings, profits, proceeds, liabilities, expenses, charges, costs and reserves belonging or attributable to that Series may be allocated or attributed to a particular class of Shares of that Series or apportioned among two or more classes of Shares of that Series; and (2) Shares of any class of such Series may have priority or preference over shares of other classes or such Series with respect to dividends or distributions upon termination of the Trust or of such Series or class or otherwise, provided that no Share shall have any priority or preference over any other Shares of the same class and that all dividends and distributions to shareholders or a particular class shall be made ratably among all Shareholders of such class according to the number of Shares and such class held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be.

         (d) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or class) with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets belonging to such Series or attributable to such class, nor shall any Shareholder of any particular Series or class otherwise have any right or claim against the assets belonging to any other Series or attributable to any other class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or class.

         (e) Voting. Notwithstanding any of the other provisions of this Declaration, including, without limitation, Section 1 of Article V, the Shareholders of any particular Series or class shall not be entitled to vote on any matters as to which such Series or class is not affected. Except with respect to matters as to which any particular Series or class is adversely affected, all of the Shares of each Series and class shall, on matters as to which it is entitled to vote, vote with other Series and classes so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more Series or classes as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such Series or classes, separately.

         (f) Equality. Except to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of a Multi-Class Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series. All the Shares of each particular class of Shares within a Multi-Class Series shall represent an equal proportionate interest in the assets belonging to such Series that are attributable to such class (subject to the liabilities attributable to such class), and each Share of any particular class within a Multi-Class Series shall be equal to each other Share of such class.

         (g) Fractions. Any fractional Share of a Series or class shall carry proportionately all the rights and obligations of a whole share of that Series or class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

         (h) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to exchange said Shares for Shares of one or more other Series or classes of Shares in accordance with such requirements and procedures as may be established by the Trustees.

         (i) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series into assets and liabilities belonging to a single series or class.

         (j) Elimination of Series or Class. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 5 of this Article III. At any time that there are no Shares outstanding of any particular class previously established and designated of a Multi-Series Class, the Trustees may abolish that class and rescind the establishment and designation thereof, either by amending this Declaration of Trust in the manner provided in Section 5 of this
Article III (if such class was established and designated by an amendment to this Declaration of Trust), or by vote or written consent of a majority of the then Trustees (if such class was established and designated by Trustee vote or written consent).

         Section 7. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series (or attributable to the class) or which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.


                                   ARTICLE IV

                                  The Trustees

         Section 1. Election and Tenure. The Trustees may fix the numbers of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

         Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

         Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees); they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; and they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

         Without limiting the foregoing, the Trustees shall have power and authority:

         (a) To invest and reinvest cash, and to hold cash uninvested;

         (b) To sell, exchange, lend, pledge, mortgage, hypothecate or lease any or all of the assets of the Trust;

         (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

         (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

         (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, to pay calls or subscriptions with respect to any security held in the Trust;

         (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

         (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

         (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

         (j) To borrow funds or other property;

         (k) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

         (l) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

         (m) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

         The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

         Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

         Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

         Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

         Section 7. Advisory, Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series or class with New England Mutual Life Insurance Company or any other corporation, trust, association or other organization (the "Manager"); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with NEL Equity Services Corporation, the Manager or other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine.

         The fact that:

                  (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                  (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

         Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article VIII, Section 8, (iii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders,
(iv) with respect to the termination of the Trust or any Series or class to the extent and as provided in Article VIII, Section 4 and (v) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or class are outstanding the Trustees may exercise all rights of Shareholders of that Series with respect to matters affecting that Series and may with respect to that Series take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders.

         Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         Section 3. Quorum and Required Vote. Except when a larger quorum is required by law, by the By-Laws or by this Declaration of Trust, 40% of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series or classes is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, 40% of the Shares of each such class entitled to vote shall constitute a quorum at a Shareholders' meeting of that class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any Series or class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or class which are entitled to vote, voting separately, shall also be required to decide such question.

         Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         Section 5. Record Dates. For the purpose of determining the Shareholders of any Series or class who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders of such Series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for one or more Series or classes for all or any part of such period. Nothing in the foregoing sentence shall be construed as precluding the Trustees from setting different record dates for different Series or classes.

         Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.


                                   ARTICLE VI

           Net Income, Distributions, and Redemptions and Repurchases

         Section 1. Distributions of Net Income. The Trustees shall each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series, in shares of that Series, cash or otherwise, an amount approximately equal to the Net Income attributable to the assets belonging to such Series, and may from time to time distribute to the shareholders of each Series, in shares of that Series, cash or otherwise, such additional amounts, but only from the assets belonging to such Series, as they may authorize. Except as otherwise permitted by paragraph (c) of Section 6 of
Article III in the case of a Multi-Class Series, all dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders and recorded on the books of the Trust at the date and time of record established for that payment of such dividend or distributions.

         So long as any Series or class thereof shall use the amortized cost method of determining its net asset value, the term "Net Income" as used with respect to that particular Series or class shall mean (i) all interest income (including both original issue and market discount accrued ratably to the date of maturity) accrued on portfolio investments belonging to the Series or attributable to the class, plus or minus (ii) realized gains and losses on portfolio investments belonging to such Series or attributable to such class and less (iii) all actual and accrued expenses and liabilities (including amortized premium determined in accordance with accounting principles generally accepted at the time) belonging to such Series or attributable to such class. At any other time the term "Net Income" shall, subject to the last paragraph of this section, mean: (i) such interest income plus or minus (ii) realized or unrealized gains and losses on portfolio investments belonging to the Series or attributable to such class determined by valuing the portfolio investments belonging to the Series or attributable to such class in a manner consistent with the requirements of the 1940 Act and any applicable provisions of the By-Laws, and less (iii) all actual and accrued expenses and liabilities belonging to such Series or attributable to such class. Such Net Income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the By-Laws, and all of the Net Income of each Series or class, to the extent there is a positive amount thereof since the last determination of Net Income, shall be declared as a dividend to the Shareholders of that Series or class. Determinations of Net Income of any Series or class made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. If, for any reason, the Net Income of any Series or class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series or class shall constitute a liability of such Shareholder to that Series or class which shall be paid at such times and in such manner as the Trustees may from time to time determine (i) out of the accrued dividend account of such Shareholder, (ii) by reducing the number of Shares of that Series or class in the account of such Shareholder or (iii) otherwise. As a result of such determinations and declarations as a dividend of the Net Income of any Series or class, the net asset value per Share of each Series or class (the value of all the assets belonging to such Series or attributable to such class, less total liabilities belonging to such Series or attributable to such class, divided by the number of Shares of that Series or class outstanding) is intended to remain at a consent amount immediately after each such determination and declaration subject, however, to the power of the Trustees as provided in Section 1 of Article III hereof to divide or combine the Shares of any Series or class into a greater or lesser number.

         The manner of determining Net Income of any Series or class may from time to time be altered as necessary or desireable in the judgment of the Trustees to conform such manner of determination to any other matter prescribed or permitted by applicable law.

         Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the By-Laws, next determined. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this
Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or attributable to a particular class thereof or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

         The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or class the Shares of which are being redeemed. In making any such payment wholly or partly in kind, the Trust shall, so far as may be practicable, deliver assets which approximate the diversification of all of the assets belonging at the time to the Series (or attributable to the class) the Shares of which are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

         Section 3. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) if at such times such Shareholder owns Shares of any Series or class having an aggregate net asset value of less than an amount, determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series or class.

                                   ARTICLE VII

              Compensation and Limitation of Liability of Trustees

         Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

         Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII

                                  Miscellaneous

         Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series, only to the assets belonging to the relevant Series, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

         Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officers or officer or Shareholders or any other person individually.

         Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

         Section 4. Termination of Trust, Series or Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series or by the Trustees by written notice to the Shareholders. Any Series or class may be terminated at any time by vote of at least 66-2/3% of the Shares of that Series or class or by the Trustees by written notice to the Shareholders of that Series or class

         Upon termination of the Trust (or any Series or class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series or attributable to the particular class, as the case may be), to the Shareholders of that Series or class, as a Series or class, ratably according to the number of Shares of that Series or class held by the several Shareholders on the date of termination.

         Section 5. Merger and Consolidation. The Trustees may cause the Trust to be merged into or consolidated with another trust or company under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law, if such merger or consolidation has been authorized by vote of a majority of the outstanding Shares; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

         Section 6. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

         Section 7. Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         Section 8. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of a majority of the Shares entitled to vote, except that amendments described in Article III, Section 5 hereof or having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

                 [the rest of this page is intentionally blank.]

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 10th day of September, 1993.

                                          /s/ Henry L.P. Schmelzer
                                              -----------------------------
                                              Henry L.P. Schmelzer

/s/ Kenneth J. Cowan                      /s/ James H. Scott
    -----------------------------             -----------------------------
    Kenneth J. Cowan                          James H. Scott

/s/ Joseph M. Hinchey                     /s/ John A. Shane
    -----------------------------             -----------------------------
    Joseph M. Hinchey                         John A. Shane

/s/ Richard S. Humphrey, Jr.              /s/ Joseph F. Turley
    -----------------------------             -----------------------------
    Richard S. Humphrey, Jr.                  Joseph F. Turley

/s/ Robert B. Kittredge                   /s/ Peter S. Voss
    -----------------------------             -----------------------------
    Robert B. Kittredge                       Peter S. Voss

/s/ Laurens MacLure                       /s/ Pendleton P. White
    -----------------------------             -----------------------------
    Laurens MacLure                           Pendleton P. White

/s/ Sandra O. Moose
    -----------------------------
    Sandra O. Moose

                            TNE CASH MANAGEMENT TRUST

                 Amendment No. 1 to Fourth Amended and Restated
                       Agreement and Declaration of Trust

         The undersigned, being at least a majority of the Trustees of TNE Cash Management Trust (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Fourth Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

         WHEREAS, Section 8 of Article VIII of the Declaration of Trust provides that the Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees when authorized so to do by a majority of the Shares entitled to vote;

         WHEREAS, Section 6(e) of Article III of the Declaration of Trust provides that the Shareholders of any particular Series or class shall not be entitled to vote on any matters as to which such Series or class is not affected;

         WHEREAS, a majority of the Shares of the Trust's U.S. Government Series have authorized the Trustees to amend the Declaration of Trust to permit such Series to issue one or more classes of shares of such Series having such preferences or special or relative rights and privileges as the Trustees may determine;

         WHEREAS, Section 6 of Article III of the Declaration of Trust further provides that each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in such Section 6, together with such other rights and preferences relative to such other classes as are set forth in any resolution of the Trustees establishing and designating such class of Shares; and

         WHEREAS, the Declaration of Trust currently designates the Trust's Money Market Series as a Multi-Class Series;

         NOW, THEREFORE, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

         Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated: (1) the Money Market Series and (2) the U.S. Government Series; and the following Series shall be, and hereby are, designated Multi-Class Series: the Money Market Series and the U.S. Government Series.

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.


                [the balance of this page is intentionally blank]

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this ____ day of _________, 1993.

                                          /s/ Henry L.P. Schmelzer
                                              -----------------------------
                                              Henry L.P. Schmelzer

/s/ Kenneth J. Cowan                      /s/ James H. Scott
    -----------------------------             -----------------------------
    Kenneth J. Cowan                          James H. Scott

/s/ Joseph M. Hinchey                     /s/ John A. Shane
    -----------------------------             -----------------------------
    Joseph M. Hinchey                         John A. Shane

/s/ Richard S. Humphrey, Jr.              /s/ Joseph F. Turley
    -----------------------------             -----------------------------
    Richard S. Humphrey, Jr.                  Joseph F. Turley

/s/ Robert B. Kittredge                   /s/ Peter S. Voss
    -----------------------------             -----------------------------
    Robert B. Kittredge                       Peter S. Voss

/s/ Laurens MacLure                       /s/ Pendleton P. White
    -----------------------------             -----------------------------
    Laurens MacLure                           Pendleton P. White

/s/ Sandra O. Moose
    -----------------------------
    Sandra O. Moose

                            TNE CASH MANAGEMENT TRUST

                 Amendment No. 2 to Fourth Amended and Restated
                       Agreement and Declaration of Trust

         The undersigned, being at least a majority of the Trustees of TNE Cash Management Trust (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Fourth Amended and Restated Agreement and Declaration of Trust, as amended by Amendment No. 1 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, as follows:

         The phrase "TNE Cash Management Trust" is hereby deleted in each and every place where it appears in the Declaration of Trust, and the phrase "New England Cash Management Trust" is hereby inserted in lieu thereof in each and every such place.

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns as of this 28th day of January, 1994.


/s/ Sandra O. Moose                       /s/ Henry L. P. Schmelzer
    -----------------------------             -----------------------------
    Sandra O. Moose                           Henry L. P. Schmelzer


/s/ Kenneth J. Cowan                      /s/ James H. Scott
    -----------------------------             -----------------------------
    Kenneth J. Cowan                          James H. Scott


/s/ Joseph M. Hinchey                     /s/ John A. Shane
    -----------------------------             -----------------------------
    Joseph M. Hinchey                         John A. Shane


/s/ Richard S. Humphrey, Jr.              /s/ Joseph F. Turley
    -----------------------------             -----------------------------
    Richard S. Humphrey, Jr.                  Joseph F. Turley


/s/ Robert B. Kittredge                   /s/ Peter S. Voss
    -----------------------------             -----------------------------
    Robert B. Kittredge                       Peter S. Voss


/s/ Laurens MacLure                       /s/ Pendleton P. White
    -----------------------------             -----------------------------
    Laurens MacLure                           Pendleton P. White